Exhibit 10.1

PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

THIS PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of June 11, 2009 by and between Cardium Therapeutics, Inc., a Delaware corporation (“Cardium” or the “Company” or the “Borrower”), and the individuals or entities listed on Schedule A hereto, each of which is herein referred to as a “Lender.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF PROMISSORY NOTES

1.1 Issuance of Promissory Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Borrower shall issue and sell to each Lender participating in such Closing a 12% unsecured promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth below Lender’s name on the signature page of this Agreement and on Schedule A attached hereto, against payment by such Lender to the Company of the Principal Amount. The Notes shall each be in the form of Exhibit A attached hereto. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Notes.

1.2 Warrants.

(a) Issuance of Warrants. Subject to the terms and conditions of this Agreement, at each Closing, the Company shall issue to each Lender that has purchased a Note hereunder, with respect to each such Note, a warrant (the “Warrants”), in the form of Exhibit B attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (the “Warrant Shares”) (as may be adjusted following the issuance of the Warrants on the terms provided therein) calculated as follows:

number of shares of Common Stock issuable upon exercise of the Warrant	=	Principal Amount of Note x 0.67

The Warrants shall, unless sooner terminated as provided therein, have a term of five years from the date of issuance and shall be exercisable at an exercise price (subject to adjustment as set forth in the Warrants) equal to the $2.00 per share.

(b) Exercisability of Warrants. The Warrants issued by the Company pursuant to subsection (a) above shall not be immediately exercisable, but shall only become exercisable immediately upon the earliest to occur of (i) the approval for listing of the Warrant Shares on NYSE AMEX or (ii) the delisting of the Company’s Common Stock from NYSE AMEX. In connection therewith, the Company hereby covenants to use its commercially reasonable best efforts to prepare, and within five business days following the final Closing hereunder file with NYSE AMEX, an application (the “Additional Listing Application”) to have the Warrant Shares approved for listing on NYSE AMEX.

(c) Substitute Warrants. In the event NYSE AMEX rejects the Additional Listing Application, the Warrants delivered pursuant to subsection (a) above shall automatically become null and void, and the Company shall cause Christopher J. Reinhard, President and Chief Executive Officer of the Company (“Reinhard”), and Reinhard hereby agrees in such case, to transfer to each holder of such Warrants (“Voided Warrants”) a warrant (a “Substitute Warrant”) from the warrants obtained by Reinhard in connection with the Company’s offering of senior secured notes in November 2008 exercisable for the same number of shares of the Company’s Common Stock as such holder’s Voided Warrant but shall have an expiration date of November 5, 2013. The Substitute Warrants shall be subject to the terms and conditions set forth therein. The form of Substitute Warrant is attached hereto as Exhibit C. Each Lender hereby agrees that the delivery of a Substitute Warrant as contemplated herein shall constitute full satisfaction of the Company’s obligation to deliver Warrants pursuant to this Section 1.2. NYSE AMEX shall be deemed to have rejected the Additional Listing Application upon the occurrence of either of the following: (i) NYSE AMEX delivers notice to the Company rejecting the Additional Listing Application or (ii) NYSE AMEX does not otherwise approve the Additional Listing Application within forty-five (45) calendar days after the Company’s filing of such application, unless the Company’s Common Stock is no longer listed on the NYSE AMEX on such date. The Lenders acknowledge and agree that the Company shall be under no obligation to modify, or seek to modify, the terms of the Warrants or any other Transaction Documents (as defined in Section 2.3(g) below) in order to obtain NYSE AMEX approval of the Additional Listing Application, although it reserves the right to do so.

SECTION 2

CLOSINGS

2.1 Initial Closing. The initial closing of the purchase and sale of Notes hereunder (the “Initial Closing”) shall be held at the offices of K&L Gates LLP, 3580 Carmel Mountain Road, Suite 200, San Diego, California or remotely by facsimile transmission or other electronic means, on the date of this Agreement. There is no minimum principal amount of Notes that must be issued and sold at the Initial Closing or any other Closing hereunder.

2.2 Subsequent Closings. The Borrower may issue and sell Notes in the aggregate principal amount of up to $750,000 hereunder. Subsequent to the Initial Closing and subject to the foregoing limitation, the Borrower may issue and sell additional Notes to such additional investors as it shall select in its sole and absolute discretion. Any such additional investor shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed a Lender hereunder. All additional Lenders and all additional Principal Amounts invested hereunder shall be reflected on Schedule A, which shall be automatically amended without any further action by any party hereto. The closing of the purchase and sale of such additional Notes hereunder shall be held at the offices of K&L Gates LLP, 3580 Carmel Mountain Road, Suite 200, San Diego, California or remotely by facsimile transmission or other electronic means (which closing, together with the Initial Closing, are designated as a “Closing”).

2.3 Conditions. The several obligations of the Lenders to purchase the Notes on the date of the Initial Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.3.

(a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by Borrower contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects), and Borrower shall have performed, satisfied and complied with all covenants, agreements and conditions herein required to be performed, satisfied or complied with by it at or prior to the Closing.

(b) Consents and Waivers. Borrower shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(c) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated in this Agreement.

(d) Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Company’s Common Stock.

(e) CEO/CFO Certificate. Borrower shall have delivered a Certificate, executed on behalf of Borrower by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (d) above. This item shall be applicable for all Subsequent Closings as well.

(f) Opinion of Borrowers’ Counsel. Lender shall have received from K&L Gates LLP, counsel to the Borrowers, an opinion dated the Closing Date and in substantially the form attached hereto as Schedule B. This item shall be applicable for all Subsequent Closings as well.

(g) Resolutions, etc. The Lenders shall have received (i) a certificate, dated the Closing Date, of an authorized signatory of each Borrower as of the date of the Initial Closing certifying (A) copies of the resolutions and other actions taken or adopted by the Borrowers authorizing the execution, delivery and performance of the Transaction Documents (as defined below) to which the Borrower is a party, and (B) the Organic Documents (as defined in the Note) of the Borrowers (which shall also be certified by the Secretary of State (or other appropriate Governmental Authority) of the state in which the Borrower is organized or formed

(to the extent available)), (ii) a good standing certificate with respect to the Borrowers as of a date within 5 days of the Initial Closing from the Secretary of the State (or other appropriate Governmental Authority) of the state in which the Borrower is organized or formed, and (iii) evidence of qualification of the Borrowers to do business in California. As used herein, the “Transaction Documents” means this Agreement, the Notes, the Warrants and any other and all other certificates, documents, agreements and instruments delivered to the Lenders under or in connection with this Agreement.

(h) Substitute Warrant Transfer Documents. Borrower shall have delivered to K&L Gates LLP duly executed documents, in form and substance reasonably acceptable to Littman Krooks LLP, counsel to the Placement Agent, sufficient to transfer the Substitute Warrants to the Lenders in the event the Substitute Warrants are required to be delivered to the Lenders pursuant to Section 1.2(c).

2.4 Delivery. At each Closing (i) each Lender participating in such Closing shall deliver a check or wire transfer of immediately available funds in the amount of such Lender’s Principal Amount of Notes purchased with respect to such Closing payable to the Company for deposit in the segregated account maintained by the Company for the purposes of the transactions contemplated herein as follows: City National Bank, account of Cardium Therapeutics, Inc., ABA Number: 122016066, Account Number: 113066938 and (ii) the Borrower shall execute and deliver to each such Lender a Note reflecting the name of the Lender, a Principal Amount equal to such Lender’s principal amount and the date of such Closing, and the Company shall execute and deliver to each such Lender a Warrant as contemplated by Section 1.2. Each such Note shall be a binding obligation of the Borrower upon execution thereof by the Borrower and delivery thereof to a Lender. Each such Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to a Lender.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF LENDERS

Each Lender hereby severally represents, warrants and covenants to the Borrower as follows:

3.1 Purchase for Own Account. Such Lender is acquiring the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) solely for investment for such Lender’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Lender of any of the Securities shall constitute confirmation of the representation by such Lender that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2 Disclosure of Information. Such Lender has (i) received all the information it considers necessary or appropriate for deciding whether to acquire the Securities, and (ii) reviewed the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the end of its most recently completed fiscal year through the date hereof including, without limitation, its most recent reports on Form 10-K and Form 10-Q (together with all exhibits thereto) which are available for viewing on the SEC’s EDGAR website located at http://www.sec.gov or were furnished by the Company upon request. Such Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Borrower.

3.3 Investment Experience. Either (i) such Lender or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) such Lender, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. Such Lender represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Lender acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Such Lender further represents that it has reviewed the Risk Factors which are attached to this Agreement as Exhibit D hereto.

3.4 Accredited Lender. Such Lender represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

3.5 Restrictions on Transfer. Such Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, such Lender represents that it is familiar with Rule 144 (as defined in Section 6.6), as presently in effect, and understands the resale limitations imposed thereby and by the Act. SUCH LENDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Such Lender understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Lender will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Such Lender has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and any other agreement which the holders of Common Stock are required to execute and deliver, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) such Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Lender shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Lender that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Lender hereunder.

3.7 Certain Trading Activities. Other than with respect to this Agreement and the purchase or sales contemplated herein, since the time that such Lender was first contacted by the Company or the Placement Agent, neither such Lender nor any Affiliate (as defined by Rule 405 promulgated pursuant to the Act) of such Lender which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Lender’s investments and trading or information concerning such Lender’s investments and (z) is subject to such Lender’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Lender or Trading Affiliate, effected or agreed to effect any purchases or sales of securities of the Company. Such Lender hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any purchases or sales of securities of the Company during the period from the date hereof until such time as the transactions contemplated by this Agreement are first publicly announced.

3.8 Brokers and Finders. No Lender will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Borrower or any other Lender for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Lender. Lender acknowledges the fees payable by the Company to Empire Asset Management Company in connection with the transactions contemplated herein as described in Section 7.16.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Borrower hereby represents, warrants and covenants to each Lender that:

4.1 Organization, Good Standing and Qualification; Licenses. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and hold under lease its property and to carry on its business as currently conducted (and further with respect to the Company as described in the documents filed by the Company under the Exchange Act), except where the failure to hold any such licenses, permits, registrations and other approvals would not reasonably be expected to have a “Material Adverse Effect”. Borrower is qualified to do business and is in good standing in the State of California and in each jurisdiction in which it conducts business other than such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. Borrower has taken all action necessary for the authorization, execution and delivery of this Agreement, the performance of its obligations hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities. Each of the Transaction Documents to which the Borrower is a party constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Litigation. Except as described in the reports filed by the Company pursuant to the Exchange Act, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, currently threatened against the Borrower that questions the validity of this Agreement, the right of the Borrower to enter into this Agreement, or to consummate the transactions contemplated hereby, or that has or could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation by the Borrower currently pending or which the Borrower intends to initiate.

4.4 Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by, or enforcement against, the Borrower of the Transaction Documents, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the relevant Closing. The Borrower is not in violation or default (i) of any provision of its Organic Documents, or (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation which is, to the best of its knowledge, applicable to the Borrower, except in the case of this clause (ii) for such violations or defaults which do not, or could not reasonably be expected to result in a Material Adverse Effect. As of the Initial Closing, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties, except for such results which could not reasonably be expected to result in a Material Adverse Effect.

4.5 Offering. Subject in part to the truth and accuracy of each Lender’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants (and the Substitute Warrants, if so issued) as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws.

4.6 Valid Issuance of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants (or the Substitute Warrants, if so issued), when issued, sold and delivered in accordance with the terms of the Warrants (or the Substitute Warrants, if so issued) for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement.

4.7 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.13 Liabilities. The Borrower has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in the SEC Reports.

4.17 No Brokers. Except as set forth in Section 7.16, the Borrower has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.18 Use of Proceeds. The proceeds of from the sale of the Notes shall be used only for general working capital purposes.

4.19 Disclosure. No representation, warranty or other statement made by the Borrower herein or in any certificate or written statement furnished to the Lenders contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading, it being recognized by the Lenders that any projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. The Borrower confirms that, except with respect to this Agreement and the transactions contemplated thereby, neither it nor any other Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.

SECTION 5

COVENANTS

5.1 Notice to Lenders. Borrower shall give prompt notice to Lenders of any change in the accuracy in any material respect of any of the representations and warranties provided in Section 4 above. The Company will advise the Lenders, promptly after it receives notice from NYSE AMEX as to the approval or rejection of the Additional Listing Application. The Company will also advise the Lenders, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

SECTION 6

REGISTRATION RIGHTS

6.1 Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act, whether for its own account or for the account of another stockholder (other than a registration relating solely to the sale of securities to participants in a Company stock plan for employees, consultants or directors on Form S-8, a registration relating to a corporate reorganization or other transaction under Rule 145, the Company shall, at such time, promptly give each Lender written notice of such registration. Upon the written request of a Lender given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.6, the Company shall, subject to the provisions of this Section 6, use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities (as defined in Section 6.6) that a Lender has requested to be registered.

(a) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any Lender has elected to include securities in such registration.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 6 to include any Lender’s securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders of the Company to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be allocated first, to the Company, and second, pro rata among the selling stockholders of the Company according to the total amount of securities held by such selling stockholders entitled to be included therein pursuant to registration rights held by such selling stockholders or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such selling stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. Notwithstanding any provision hereof to the contrary, as a condition to the reduction or exclusion of any such Lender securities in an offering, no securities held by or on account of any officer, director or Affiliate of the Company shall be included in such offering.

(c) Except as disclosed in the SEC Reports (as defined below), the Company has not granted any registration rights other than as contemplated herein. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

6.2 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.1 hereof that Lenders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

6.3 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 6.1 hereof:

(a) To the extent permitted by law, the Company will indemnify and hold harmless Lender, the partners, stockholders, officers and directors of Lender, any underwriter (as defined in the Act) for Lender and each Affiliate of Lender or underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (as defined in Section 6.6), and the Company will reimburse Lender, partner, stockholder, officer or director, underwriter or Affiliate thereof for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 6.3(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Lender or partner, stockholder, officer, director, underwriter or controlling person of Lender.

(b) To the extent permitted by law, Lender will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Affiliate of the Company, any underwriter and any other investor purchasing shares of Common Stock and warrants to purchase shares of Common Stock at the Closing that is selling securities under such registration statement or any of such other investor’s partners, directors, officers, stockholders or any person who controls such investor within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such investor, partner or director, officer, stockholder or controlling person of such other investor may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by Lender expressly for use in connection with such registration; and Lender will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other investor, partner, officer, director, stockholder or controlling person of such other investor in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 6.3(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Lender, which consent will not be unreasonably withheld, delayed or conditioned; and provided further, that the total amounts payable in indemnity by Lender under this Section 6.3(b) in respect of any Violation will not exceed the aggregate net proceeds received by Lender upon the sale of the Registrable Securities.

(c) Promptly after receipt by an indemnified party under this Section 6.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of liability, but only to the extent that the failure to give notice shall materially adversely affect the indemnifying party in the defense of such claim.

(d) If the indemnification provided for in Sections 6.3(a) or 6.3(b) hereof shall be unavailable to hold harmless an indemnified party in respect of any liability under the Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (d) by Lender exceed the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6.3) received by it upon the sale of the Registrable Securities giving rise to such contribution. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and each Lender under this Section 6.3 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

6.4 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while Registrable Securities are outstanding;

(b) Use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c) So long as Lender owns any Registrable Securities, furnish to Lender forthwith upon request a written statement by Lender to the Company as to its compliance with the reporting requirements of Rule 144, and of the Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Lender may reasonably request in availing itself of any rule or regulation of the SEC allowing Lender to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange Act).

6.5 Expenses. All fees and expenses (other than discounts and commissions) incident to the performance of or compliance with this Section 6 by the Company shall be borne by the Company whether or not any Registrable Securities are sold by Lender pursuant to a registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market (as defined in Section 6.6) on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, and (iv) fees and disbursements of counsel and independent public accountants for the Company, (v) fees and disbursements of one counsel to the Lenders not to exceed $15,000 and (vi) filing fees and counsel fees of any placement agent (counsel fees not to exceed $5,000) if a determination is made that a FINRA Rule 2710 filing is required to be made with respect to such registration statement.

6.6 Definitions. The following definition shall be applicable to Section 6.

“Registrable Securities” shall mean the Warrant Shares; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Act, or (B) such security becoming eligible for sale by the Lenders pursuant to Rule 144 without any restrictions.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Violations” means (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

SECTION 7

MISCELLANEOUS

7.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Borrower and Lenders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Lenders or the Borrower.

7.2 Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). The Securities shall be transferable upon obtaining the prior written consent of the Company and subject to compliance with applicable securities laws and Section 3. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law; Venue; Jury Trial Waiver. This Agreement is to be construed in accordance with and governed by the laws of the State of California without regard to its conflicts of laws principles. Any action or proceeding arising out of or relating to this Agreement or arising out of or in any manner relating to the relationship between the parties shall only be brought in the state or federal courts in San Diego, California, and each of the parties hereto unconditionally submits to the personal jurisdiction of such court (and of the appropriate appellate courts wherever located) in any such action or proceeding, and selects the courts in San Diego, California for proper venue in any such action or proceeding. EACH OF THE LENDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

7.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below a party’s name on the signature pages hereof if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below a party’s name on the signature pages hereof if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below a party’s name on the signature pages hereof; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below a party’s name on the signature pages hereof with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses set forth below such party’s name on the signature pages hereof, or designate additional addresses, for purposes of this Section 7.6 by giving the other party written notice of the new address in the manner set forth above.

7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company. In addition, the Company may at any time prior to the Initial Closing modify the anti-dilution provisions contained in the Warrants to satisfy any requirements that NYSE AMEX may impose under its rules without first obtaining the prior written consent of the Lenders. However, in such event, potential investors will be provided notice of any of such changes prior to the Initial Closing and, if such changes are material, potential investors may withdraw from the Initial Closing.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9 Corporate Securities Law. THE SALE OF ANY SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.10 Expenses. Each party shall pay all of its own costs and expenses (including attorneys’ fees and disbursements) that it incurs with respect to the negotiation, execution and delivery of this Agreement.

7.11 Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (i) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (v) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (vi) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

7.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

7.13 Independent Nature of Lenders. The obligations of each Lender under any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Lender to purchase Securities pursuant to this Agreement has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any other Lender (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Except as otherwise provided in any Transaction Document, each Lender shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

7.14 Confidentiality. The Lenders shall hold all non-public, proprietary or confidential information with respect to the Company obtained pursuant to or in connection with this Agreement in strict confidence. Notwithstanding the foregoing, such obligation of confidentiality shall not apply if the information or substantially similar information is or becomes part of the public domain other than as the result of a violation of this section.

7.15 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.16 Acknowledgment of Placement Agent and Fees. Each Lender acknowledges that it is aware that Empire Asset Management Company (the “Placement Agent”) will receive from the Company, in consideration of its services as non-exclusive placement agent in respect of the transactions contemplated hereby, (i) a success fee of 6% of the principal amount of Notes sold at each closing but only with respect to investments that it originates (“Empire Originated Investments”), payable in cash, (ii) a warrant to purchase a number of shares of Common Stock equal to 6% of the shares of Common Stock underlying warrants issued with respect of Empire Originated Investments, at each closing, at an exercise price of $2.00 per share, and (iii) reimbursement of reasonable documented out-of-pocket expenses.

7.17 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

*        *        *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LENDER

(Print Name of Individual or Entity)

By:
(Signature)

Name:

Title:

Address:

Social Security/Tax ID:

BORROWER:

CARDIUM THERAPEUTICS, INC.

By:
Tyler Dylan, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Address: 12255 El Camino Real; Suite 250 San Diego, California 92130 Attn: Tyler Dylan, Chief Business Officer

REINHARD:

As to Section 1.2(c) only:

Christopher J. Reinhard

Principal Amount of Note Subscribed: $

By:
(Signature of Co-Lender)

Name:
(Co-Lender)

Principal Amount of Note Issued:

Warrants: